UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 25, 2016

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street
Suite 800
Canton, MA 02021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Report is incorporated into this Item 2.02 by reference.

Item 7.01                                           Regulation FD Disclosure.

On October 25, 2016, Collegium Pharmaceutical, Inc. (the “Company”), issued a press release announcing that it has commenced an underwritten public offering of shares of its common stock. In connection with this offering, the Company will also grant to the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering. Jefferies LLC and Piper Jaffray & Co. are acting as the joint book-running managers in the offering. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report.

Based upon preliminary estimates, the Company had revenues of approximately $400,000 for the three months ended September 30, 2016 and cash and cash equivalents of approximately $90.9 million as of September 30, 2016.  This financial information has been prepared by and is the responsibility of the Company’s management and has not been reviewed by the Company’s independent registered public accounting firm, and, accordingly, the Company’s independent registered public accounting firm does not express an opinion on, or provide any other form of assurance with respect to, this preliminary data. This financial information is subject to completion of the Company’s quarterly financial closing procedures, the preparation of the Company’s consolidated financial statements, and the performance of a review of the Company’s consolidated financial statements by the Company’s independent registered public accounting firm as of and for the three- and nine-month periods ended September 30, 2016. The Company’s actual results may differ from these estimates.

Item 8.01                                           Other Information.

This Current Report on Form 8-K updates the Annual Report on Form 10-K of Collegium for the year ended December 31, 2015 and its most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 to reflect the following:

We are a specialty pharmaceutical company developing and commercializing next-generation abuse-deterrent products that incorporate our patented DETERx platform technology for the treatment of chronic pain and other diseases. Our first product, Xtampza, is an abuse-deterrent, extended-release, oral formulation of oxycodone, a widely prescribed opioid medication. On April 26, 2016, the U.S. Food and Drug Administration, or FDA, approved our new drug application, or NDA, filing for Xtampza for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment and for which alternative treatment options are inadequate. Certain human abuse potential studies are included in the approved label, as well as data supporting the administration of the product as a sprinkle or through feeding tubes. On June 20, 2016, we announced the commercial launch of Xtampza, and on October 3, 2016, we announced the submission of a New Drug Submission to Health Canada seeking marketing approval of Xtampza for the same indication for which we obtained approval from the FDA.

Xtampza has the same active ingredient as OxyContin OP, which is the largest selling abuse-deterrent, extended-release opioid in the United States by dollars, with $2.3 billion in U.S. sales in 2015. We conducted a comprehensive preclinical and clinical program for Xtampza consistent with FDA guidance on abuse-deterrence. These studies and clinical trials demonstrated that chewing, crushing and/or dissolving Xtampza, and then taking it orally or smoking, snorting, or injecting it did not meaningfully change its drug release profile or safety characteristics. By contrast, clinical trials performed by us and others—including head-to-head clinical trials comparing Xtampza with OxyContin OP—have shown that drug abusers can achieve rapid release and absorption of the active ingredient by manipulating OxyContin OP using common household tools and methods commonly available on the Internet. On October 5, 2016, we announced the submission of a Supplemental New Drug Application to the FDA to enhance the label for Xtampza to include comparative oral pharmacokinetic data from a recently completed clinical study evaluating the effect of physical manipulation by crushing Xtampza compared with OxyContin OP and a control (oxycodone hydrochloride immediate-release).

In addition, our preclinical studies and clinical trials have shown that the contents of the Xtampza capsule can be removed from the capsule and sprinkled on food or into a cup, and then directly into the mouth, or administered through feeding tubes, without compromising their drug release profile, safety or abuse-deterrent characteristics. By contrast, OxyContin OP, which is formulated in hard tablets, has a black box warning label stating that crushing, dissolving, or chewing can cause rapid release and absorption of a potentially fatal dose of the active ingredient. We believe that Xtampza can address the pain management needs of the approximately 11 million patients in the United States who suffer from chronic pain and have difficulty swallowing.

In May 2016, we entered into a License and Development Agreement with BioDelivery Science International, Inc., which grants us an exclusive license to make, use, sell, offer for sale, import, develop and commercialize Onsolis in the United States. We plan to commercialize Onsolis upon receipt of FDA approval of a Prior Approval Supplement for the manufacturing transfer. Subject to such approval, we expect to launch Onsolis during the second half of 2017.

Since 2010, when we divested our former subsidiary, Onset Therapeutics, LLC, to PreCision Dermatology, Inc., we have devoted substantially all of our resources to the development of our patented DETERx platform technology, the preclinical and clinical advancement of our product candidates, pre-commercialization activities  and the creation and protection of related intellectual property. Since 2011, we have not generated any significant revenue from product sales and we continue to incur significant research, development and other expenses related to our ongoing operations. Prior to our initial public offering of common stock, or IPO, in May 2015, we funded our operations primarily through the private placement of preferred stock, convertible notes and commercial bank debt. Since our IPO, we have funded our operations primarily through the proceeds of public offerings and sale of our equity securities.

Based on our current cash resources, expected revenue contributions from Xtampza (which expectations are based, in part, on negotiations with payors and pharmacy benefit managers, including UnitedHealth and Cigna) and after taking into account the expected proceeds of this offering, we believe that we will have adequate cash resources to fund our operations into 2019.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: our ability to obtain and maintain regulatory approval of our products and product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product; our plans to commercialize our product candidates and grow sales of our products; the size and growth potential of the markets for our products and product candidates, and our ability to service those markets; the success of competing products that are or become available; our ability to obtain reimbursement and third-party payor contracts for our products; the costs of commercialization activities, including marketing, sales and distribution; our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of our products and product candidates; changing market conditions for our products and product candidates; the outcome of any patent infringement or other litigation that may be brought against us, including litigation with Purdue Pharma, L.P.; our ability to attract collaborators with development, regulatory and commercialization expertise; the success, cost and timing of our product development activities, studies and clinical trials; our ability to obtain funding for our operations; regulatory developments in the United States and foreign countries; our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for our products and product candidates; our ability to operate our business without infringing the intellectual property rights of others; the performance of our third-party suppliers and manufacturers; the loss of key scientific or management personnel; our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing.

These and other risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as revised and supplemented by our Quarterly Reports on Form 10-Q filed since the filing of our most recent Annual Report on Form 10-K, and those risks described from time to time in other reports which we file with the SEC. Any forward-looking statements that we make in this report speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Description
99.1	Press Release dated October 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: October 25, 2016	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 25, 2016.